Exhibit 99.1

Investor Contact: Mark Maico ir@bauschhealth.com (908) 541-2102 (877) 281-6642 (toll free)	Media Contact: Kevin Wiggins corporate.communications@bauschhealth.com (908) 541-3785

Bausch Health’s Bausch + Lomb Announces

Completion of the Acquisition of XIIDRA®

LAVAL, Quebec, September 29, 2023 – Bausch + Lomb Corporation (“Bausch + Lomb”) (NYSE/TSX: BLCO), a subsidiary of Bausch Health Companies Inc. (the “Company” or “Bausch Health”) (NYSE/TSX: BHC), today announced it has completed its acquisition of XIIDRA® (lifitegrast ophthalmic solution) 5%, a non-steroid eye drop specifically approved to treat the signs and symptoms of dry eye disease focusing on inflammation associated with dry eye, and certain other ophthalmology assets.

Under the terms of the agreement, Bausch + Lomb, through an affiliate, acquired XIIDRA® and the other ophthalmology assets from Novartis for up to $2.5 billion, including an upfront payment of $1.75 billion in cash with potential milestone obligations of up to $750 million based on sales thresholds and pipeline commercialization. Bausch + Lomb also acquired the sales force supporting XIIDRA®. Bausch + Lomb funded the acquisition with the previously announced offering of $1.4 billion aggregate principal amount of 8.375% senior secured notes due 2028 (“Notes”) and $500 million of new term B loans under an incremental term loan facility (“Term Loan Facility”). The issuance of the Notes and the closing of the Term Loan Facility occurred substantially concurrently with the closing of the acquisition.

About Bausch Health

Bausch Health Companies Inc. (NYSE/TSX: BHC) is a global diversified pharmaceutical company whose mission is to improve people’s lives with our health care products. We develop, manufacture and market a range of products primarily in gastroenterology, hepatology, neurology, dermatology, international pharmaceuticals and eye health, through our controlling interest in Bausch + Lomb Corporation. With our leading durable brands, we are delivering on our commitments as we build an innovative company dedicated to advancing global health. For more information, visit www.bauschhealth.com and connect with us on Twitter and LinkedIn.

Forward-Looking Statements

This news release may contain forward-looking statements about the future performance of Bausch Health, which may generally be identified by the use of the words “anticipates,” “hopes,” “expects,” “intends,” “plans,” “should,” “could,” “would,” “may,” “believes,” “subject to” and variations or similar expressions. These statements are based upon the current expectations and beliefs of management and are subject to certain risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. Actual results are subject to other risks and uncertainties that relate more broadly to Bausch Health’s overall business, including those more fully described in Bausch Health’s most recent annual report on Form 10-K and detailed from time to time in Bausch Health’s other filings with the U.S. Securities and Exchange Commission and the Canadian Securities Administrators, which factors are incorporated herein by reference. In addition, such risks and uncertainties include, but are not limited to, the following: the effect of the announcement or closing of the transactions described in this press release (collectively, the “Transactions”) on the market price of the Company’s common stock and Bausch + Lomb’s ability to maintain relationships with customers, suppliers, other business partners or governmental entities; the impact of the Transaction on Bausch + Lomb’s business, financial position and results of operations, including with respect to expectations regarding margin expansion, accretion and deleveraging; the possibility that the expected benefits of the Transaction will not be realized or will not be realized within the expected time period; and risks relating to potential diversion of management attention away from Bausch + Lomb’s ongoing business operations. Readers are cautioned not to place undue reliance on any of these forward-looking statements. These forward-looking statements speak only as of the date hereof. The Company undertakes no obligation to update any of these forward-looking statements to reflect events or circumstances after the date of this news release or to reflect actual outcomes, unless required by law.

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